UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 24, 2006

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1818 North Farwell Avenue, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 224-8812

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 24, 2006, Thomas Equipment, Inc. (the “Company”) filed a request with the American Stock Exchange (“AMEX”) to have its common stock removed from listing on Amex. It is anticipated that Amex will grant the request and the Company’s securities will cease listing in approximately 20 days. The Company is taking this action in light of Amex’s determination to otherwise delist the common stock. The Company does not believe it would be successful upon an appeal of such determination by Amex and believes that the voluntary withdrawal will provide a more orderly transition of trading. In addition, due to the Company’s current inability to file a Form 10-K for the fiscal year ended June 30, 2006 or otherwise provide current financial information publicly, shares of the Company’s common stock will be halted from trading commencing October 24, 2006, until such time as current information can be made available.

The Company intends to have its common stock made eligible to trade on the Over-the-Counter Bulletin Board, but a date for such trading cannot be ascertained at this time and is dependent on, among other matters, the Company being current in its filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: October 25, 2006	/s/ MICHAEL S. LUTHER
Michael S. Luther, Chief Restructuring Officer